EXHIBIT 99.1
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[NEXTWAVE WIRELESS LOGO]

NEXTWAVE WIRELESS INC.
                                                          12670 HIGH BLUFF DRIVE
                                                          SAN DIEGO, CA  92130

                                                          FOR IMMEDIATE RELEASE
                                                          ---------------------

                                                               DECEMBER 20, 2006


                     FCC GRANTS 154 AWS LICENSES TO NEXTWAVE

             LICENSES WON BY NEXTWAVE IN FCC AUCTION OF AWS SPECTRUM


SAN DIEGO, CA - December 20, 2006 - AWS Wireless, a wholly owned subsidiary of NextWave Wireless Inc., announced today that on December 18, 2006 the FCC granted the Company all 154 AWS licenses it won in the AWS auction conducted by the Federal Communications Commission in August 2006.

The licenses, located in the 1.7 GHz and 2.1 GHz frequency bands, cover 63 million people and include markets such as Pittsburgh, Puerto Rico, Indianapolis, Sacramento, New Orleans, Tulsa, Little Rock, El Paso, Albany, Louisville, Sarasota, Anchorage, and Fort Myers. During the auction NextWave bid a total of $115.5 million for the 154 AWS licenses at an average price of $0.12 per MHz-POP.

"We applaud the FCC for rapidly granting our AWS licenses and look forward to working with service provider partners to use this valuable spectrum to deliver next-generation wireless broadband services to the market" said Allen Salmasi, president and chief executive officer of NextWave Wireless.

NextWave is currently developing WiMAX semiconductors, device-embedded multimedia software, and other wireless broadband technologies for mobile device and network infrastructure manufacturers and for wireless service operators. Combined with the Company's existing 2.3 GHz and 2.5 GHz spectrum assets, the newly granted AWS licenses provide NextWave with a national spectrum footprint that covers approximately 247 million people in the U.S.

ABOUT NEXTWAVE WIRELESS

NextWave Wireless is a wireless technology company engaged in the development of next-generation mobile broadband and wireless multimedia products, technologies, and services. Founded in 2005 and comprised of highly experienced wireless industry veterans from AT&T Wireless, Intel, Microsoft, Motorola, Nokia,

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QUALCOMM, and Texas Instruments, NextWave Wireless develops WiMAX semiconductors, network components and device reference designs. Its PacketVideo subsidiary, a global provider of embedded multimedia software for mobile phones and converged devices, provides a wide range of multimedia solutions to many of the leading wireless carriers and handset manufacturers worldwide. Visit NextWave Wireless at www.nextwave.com.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains "forward-looking statements" for purposes of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. There can be no assurances that forward-looking statements will be achieved, and actual events or results could differ materially from the events or results predicted or from any other forward-looking statements made by, or on behalf of, NextWave, and should not be considered as an indication of future events or results. Important factors that could cause actual events or results to differ materially include: our ability to develop and commercialize mobile broadband products and technologies; consumer acceptance of WiMAX technology; our ability to enter into and maintain network partner relationships;; changes in government regulations; changes in capital requirements; and other risks described in filings with the Securities and Exchange Commission. These risks and uncertainties, as well as others, are discussed in greater detail in the filings of NextWave with the Securities and Exchange Commission. All such documents are available through the SEC's website at www.sec.gov. NextWave makes no commitment to revise or update any forward-looking statements in order to reflect changes in events or circumstances after the date any such statement is made, except as may be required pursuant to applicable law.


MEDIA CONTACTS:

Roy Berger
NextWave Wireless Inc.
(203) 742-2572
rberger@nextwave.com


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